Exhibit 99.1

Century Therapeutics Reports Full Year 2023 Financial Results and Provides Business Updates

- Presented initial data from Phase 1 ELiPSE-1 Trial of CNTY-101 in relapsed/refractory B-cell lymphomas demonstrating a favorable tolerability profile, early clinical activity and indication that Allo-Evasion™ may support a multi-dosing regimen without the need for continued lymphodepletion -

- Received investigational new drug (IND) clearance for CNTY-101 for the treatment of systemic lupus erythematosus (SLE); On track to initiate Phase 1 CALiPSO-1 clinical trial in the first half of 2024 -

- Six posters to be presented at upcoming AACR Annual Meeting 2024 highlighting Century’s end-to-end cell therapy capabilities including expertise across iPSC reprogramming, gene editing, protein engineering, Allo-Evasion™ technology and computational biology -

- Ended 2023 with cash, cash equivalents, and investments of $261.8 million; Cash runway into 2026 -

PHILADELPHIA, March 14, 2024 -- Century Therapeutics, Inc. (NASDAQ: IPSC), an innovative biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies in immuno-oncology and autoimmune and inflammatory disease, today reported financial results and business highlights for the full year ended December 31, 2023.

"We enter 2024 following a series of significant milestones, highlighted by our presentation at ASH showcasing promising initial data from our ELiPSE-1 trial of CNTY-101. These findings not only revealed encouraging tolerability and early response signals in treating r/r B-cell lymphomas, but also unveiled the potential for a multi-dosing strategy while avoiding the need for continued lymphodepletion,” said Brent Pfeiffenberger, Pharm.D., Chief Executive Officer of Century Therapeutics. “The early success of our Allo-EvasionTM technology, demonstrated by the recent ELiPSE-1 data, bolsters our confidence in the potential of this approach for prolonged and tighter control over drug exposure as we anticipate expansion into autoimmune indications, marked by the recent IND clearance of CNTY-101 in SLE. We believe Century remains at the forefront of pioneering allogeneic cell therapy technology, exemplified by the early clinical activity of CNTY-101 in the ELiPSE-1 trial, the first clinical cell therapy candidate to be engineered with six precision gene edits for enhanced selectivity and persistence, and continued progress across our discovery and pipeline programs leveraging our integrated capabilities.”

Research and Development Highlights and Upcoming Milestones

CNTY-101 is an investigational off-the-shelf immunotherapy product candidate that utilizes iPSC-derived natural killer (NK) cells with a CD19-directed chimeric antigen receptor (CAR) and includes Century’s core Allo-Evasion™ edits designed to overcome the three major pathways of host versus graft rejection: CD8+ T cells, CD4+ T cells and NK cells. In addition, the product candidate is engineered to express IL-15 to provide homeostatic cytokine support, which has been in Century’s preclinical studies to improve functionality and persistence. Further, to potentially improve safety, the iNK cells were engineered with an EGFR safety switch, and proof-of-concept studies have demonstrated that the cells can be quickly eliminated by the administration of cetuximab, an antibody against EGFR approved by the U.S. Food and Drug Administration (FDA) for certain cancers.

•	In December 2023, Century presented initial clinical data from the Phase 1 ELiPSE-1 Trial of CNTY-101 in relapsed/refractory (r/r) B-cell lymphomas. Findings supporting the potential for a multi-dosing strategy for CAR iNK enabled by Allo-Evasion™ edits were shared at the 65th American Society of Hematology (ASH) Annual Meeting. Data showed that CNTY-101 was well-tolerated at Dose Level 1 (100 million cells) in high-risk, heavily pretreated R/R B-cell lymphoma patients. The Company also shared a case study of one patient demonstrating a six-month durable complete response (CR) following multiple cycles of CNTY-101 without lymphodepletion.

•	In December 2023, Century also shared results from additional patients in the ELiPSE-1 clinical trial of CNTY-101 treated at Dose Level 1, as well as preliminary data from patients treated at Dose Level 2 (300 million cells) demonstrating encouraging early response signals, including 2 CRs and 1 partial response (PR) out of 7 heavily pre-treated patients at these dose levels. CNTY-101 also demonstrated a favorable tolerability profile and no initial evidence of allo-rejection. The Company believes these results support advancement to higher doses and a more dose intense regimen. The ability to prolong drug exposure by repeat dosing may provide significant treatment advantages in lymphoma, including enhanced objective response rates and duration of response.

•	In December 2023, the Company received FDA clearance for the Investigational New Drug (IND) application of CNTY-101 in patients with moderate to SLE who have failed at least two standard immunosuppressive therapies. This represents the second IND clearance for CNTY-101 and the first in an autoimmune and inflammatory disease indication. Century plans to initiate a Phase 1 clinical trial, CALiPSO-1, in the first half of 2024, with initial data expected by year-end 2024.

•	Century plans to share six poster presentations at the 2024 American Association for Cancer Research (AACR) Annual Meeting being held on April 5-10, 2024, in San Diego, California, showcasing Century’s recent research in enhancing the safety and efficacy of its iPSC-derived treatment candidates for oncology and immunology indications. The upcoming abstracts highlight the Company’s end-to-end capabilities in iPSC reprogramming and differentiation, gene editing, protein engineering and computational biology. Additionally, the Company will share new preclinical data on additional Allo-Evasion™ edits that could further support Century’s multi-dosing strategy. The following abstracts are currently available through the AACR conference website, and the posters will be made available on the Century website following the presentations:

o	Engineered Expression Of HLA-E And HLA-G Protects iPSC-Derived Cells from Killing by Primary NK Cells

o	CXCR4 Transgene Improves In Vivo Migration and Efficacy of Engineered iPSC-Derived Natural Killer Cells

o	Screening iPSC Lines for Optimal Characteristics of Differentiation into Immune Effector Cells for Clinical Programs

o	Discovery of a Novel Nectin-4 iPSC-derived Cell Therapy for the Treatment of Solid Tumors

o	The Discovery of a Novel CD19xCD22 Dual-Targeting CAR For the Development of an iPSC-Derived Cell Therapy

o	Discovery Of Inhibitory CAR Target DSG1 For Damping Nectin-4 On-Target Off-Tumor Toxicity in iPSC-Derived CAR-T Cell Therapy

Business Highlights

•	In November 2023, the Company announced the appointment of Brent Pfeiffenberger, Pharm.D., MBA, as Chief Executive Officer.

•	In November 2023, Century and FUJI Cellular Dynamics (FCDI) announced a worldwide license agreement where FCDI granted Century non-exclusive licenses for the development and commercialization of cell therapies derived from iPSCs for the treatment of autoimmune and inflammatory diseases. Additionally, they announced the expansion of their existing 2018 license agreements for iPSC-derived cancer immunotherapeutics.

Full Year 2023 Financial Results

•	Cash Position: Cash, cash equivalents, and marketable securities were $261.8 million as of December 31, 2023, as compared to $367.4 million as of December 31, 2022. Net cash used in operations was $88.3 million for the twelve months ended December 31, 2023, compared to net cash provided by operations of $14.1 million for the twelve months ended December 31, 2022 (which includes deferred revenue from the Bristol Myers Squibb (BMS) collaboration of $118.0 million).

•	Collaboration Revenue: Collaboration revenue generated through the Company’s collaboration, option, and license agreement with Bristol-Myers Squibb (BMS) was $2.2 million for the year ended December 31, 2023, compared to $5.2 million for the same period in 2022.

•	Research and Development (R&D) expenses: R&D expenses were $92.7 million for the year ended December 31, 2023, compared to $97.2 million for the year ended December 31, 2022. The decrease in R&D expenses was primarily due to the Company’s 2023 reorganization and reprioritization of early-stage programs and discovery platforms as well as a decline in sponsored research activities.

•	General and Administrative (G&A) expenses: G&A expenses were $34.7 million for the year ended December 31, 2023, compared to $31.9 million for the year ended December 31, 2022. The increase in G&A expenses was primarily due to increases in stock-based compensation and recruiting fees.

•	Impairment of Long-lived Assets: A one-time impairment charge of $16.4 million was recorded in connection with the strategic decision to consolidate three of the Company’s existing leased facilities in Philadelphia as well as one in Seattle.

•	In-Process Research and Development: In-process research and development expenses were $5.0 million for the year ended December 31, 2023, compared to $10.0 million for the year ended December 31, 2022. In 2023, $4.0 million was a result of entering into a worldwide license agreement with FCDI for the development and commercialization of iPSC-derived therapies for treatment of inflammatory and autoimmune diseases, and $1.0 million related to a milestone fee paid pursuant to the license for filing of the IND for CNTY-101 in SLE.

•	Net Loss: Net loss was $136.7 million for the year ended December 31, 2023, compared to $131.0 million for the year ended December 31, 2022.

Financial Guidance

•	The Company expects full year generally accepted accounting principles (GAAP) operating expenses to be between $135 million and $145 million.

•	The Company estimates its cash, cash equivalents, and investments will support operations into 2026.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is harnessing the power of adult stem cells to develop curative cell therapy products for cancer and autoimmune and inflammatory diseases that we believe will allow us to overcome the limitations of first-generation cell therapies. Our genetically engineered, iPSC-derived cell product candidates are designed to specifically target hematologic and solid tumor cancers, with a broadening application to autoimmune and inflammatory diseases. We are leveraging our expertise in cellular reprogramming, genetic engineering, and manufacturing to develop therapies with the potential to overcome many of the challenges inherent to cell therapy and provide a significant advantage over existing cell therapy technologies. We believe our commitment to developing off-the-shelf cell therapies will expand patient access and provide an unparalleled opportunity to advance the course of cancer and autoimmune and inflammatory disease care. For more information on Century Therapeutics please visit www.centurytx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our clinical development plans and timelines and financial guidance, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our dependence on the success of our lead product candidate, CNTY-101; the ability of CNTY-101 to be administered as part of a multi-dose strategy and to enable responses without lymphodepletion; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials, which may not be predictive of final results or the results of later-stage clinical trials; the timing of and our ability to initiate and successfully enroll the Phase 1 SLE trial; our ability to obtain FDA clearance of our future IND submissions and commence and complete clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of geopolitical issues, banking instability and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; our ability to recruit and maintain key members of management and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Investors and media: Julie Seidel/ Noor Pahlavi – century@argotpartners.com

Century Therapeutics, Inc

Condensed Balance Sheets

(unaudited, in thousands)

	December 31,	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$47,324	$84,265
Short-term investments	125,414	231,233
Prepaid expenses and other current assets	4,256	4,223
Total current assets	176,994	319,721
Property and equipment, net	71,705	82,785
Operating lease right-of-use assets, net	20,376	28,945
Long-term investments	89,096	51,854
Other long-term assets	2,520	3,239
Total assets	$360,691	$486,544

Liabilities, convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable	$2,741	$5,454
Accrued expenses and other liabilities	10,733	10,707
Long-term debt, current	-	6,502
Deferred revenue, current	4,372	7,154
Total current liabilities	17,846	29,817
Operating lease liability, noncurrent	46,658	38,698
Long-term debt, net	-	3,739
Other long-term liabilities	56	718
Deferred revenue	111,381	110,834
Total liabilities	175,941	183,806
Stockholders' equity
Common stock	6	6
Additional paid-in capital	840,407	824,292
Accumulated deficit	(655,771)	(519,098)
Accumulated other comprehensive loss	108	(2,462)
Total stockholders' equity	184,750	302,738
Total liabilities and stockholders' equity	$360,691	$486,544

Century Therapeutics, Inc

Condensed consolidated statements of operations

(unaudited, in thousand, except share and per share amounts)

	Nine months Ended
	December 31,	December 31,
	2023	2022
Collaboration Revenue	$2,235	$5,199

Operating Expenses
Research and development	$92,710	$97,173
General and administrative	34,706	31,857
In-process research and development	5,000	10,000
Impairment on long-lived assets	16,365	-
Total operating expenses	$148,781	$139,030

Loss from operations	(146,546)	(133,831)

Interest expense	(540)	(1,430)
Interest income	12,677	4,420
Other income, net	(383)	-
Loss before provision for income taxes	$(134,792)	$(130,841)
Provision for income taxes	(1,881)	(91)
Net Loss	$(136,673)	$(130,932)

Unrealized gain (loss) on investments	2,602	(1,786)
Foreign currency translation adjustment (loss)	(32)	(26)
Comprehensive loss	(134,103)	(132,744)

Net loss per common share - Basic and Diluted	(2.30)	(2.27)

Weighted average common shares outstanding	59,314,389	57,755,842